UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 2, 2013

AnythingIT, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-54540	22-3767312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17-09 Zink Place, Unit 1, Fair Lawn, NJ	07410
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (877) 766-3050 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2013, Gail L. Babitt resigned as a member of the Board of Directors of AnythingIT, Inc. and as our Chief Financial Officer.  There were no disagreements between our company and Ms. Babitt which lead to her resignation.  Following her resignation, Mr. David Bernstein, our Chief Executive Officer, will also assume the role of our principal financial and accounting officer.

In connection with her resignation, on December 2, 2013 we entered into a Resignation and Transition Services Agreement with Ms. Babitt.  Under the terms of this agreement, we agreed to pay her $40,000 for transitional services following her resignation.  In addition, all unvested options previously granted to her under our 2010 Equity Compensation Plan immediately vested and thereafter all vested options remain exercisable through their original terms.  The agreement also provides for a limited one-year non-compete and contains mutual general releases.

The description of the terms and conditions of the Resignation and Transition Services Agreement is qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibit 10.20 to this report.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

10.20	Resignation and Transition Services Agreement dated December 2, 2013 by and between AnythingIT, Inc. and Gail L. Babitt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANYTHINGIT, INC.

Date: December 3, 2013	By:	/s/ David Bernstein
David Bernstein, Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

10.20	Resignation and Transition Services Agreement dated December 2, 2013 by and between AnythingIT, Inc. and Gail L. Babitt.